EXHIBIT 3.02

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                      MORGAN STANLEY CHARTER CAMPBELL L.P.

                  The undersigned, in order to form a limited partnership under and pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, hereby certifies as follows:

                  First. Name of Limited Partnership. The name of the limited partnership is Morgan Stanley Charter Campbell L.P. (the "Partnership").

                  Second. Registered Office and Agent. The address of the Partnership's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle. The name of the Partnership's registered agent is The Corporation Trust Company.

                  Third. General Partner. The name and mailing address of the sole general partner of the Partnership is Demeter Management Corporation, c/o Managed Futures Department, 825 Third Avenue, 8th Floor, New York, NY 10022.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership on March 26, 2002.


                                               DEMETER MANAGEMENT CORPORATION,
                                                  General Partner

                                               By:     /s/ Robert E. Murray
                                                   ----------------------------
                                                    Name:  Robert E. Murray
                                                    Title: President